Exhibit 10.1

Letter Agreement Counter Parties

Name	Title	Date Signed
Heilmann, P.	SVP, Chief Legal Officer	October 23, 2014
Lauer, J.	SVP, Ocean Services	April 6, 2015
Holland, J.	Executive Vice President	July 1, 2025
Cerocke, G.	Senior Vice President	February 25, 2021
Gao, Q.	Senior Vice President	February 25, 2021
Isotoff, L.	Senior Vice President	February 24, 2022
Kinney, R.	Senior Vice President	February 27, 2020
Park, K.	Senior Vice President	February 24, 2022
Rascon, L.	Senior Vice President	February 25, 2021
Scott, C.	Senior Vice President	February 25, 2021
Sullivan, J.	Senior Vice President	February 27, 2020
Tungul, J.	Senior Vice President	August 28, 2025
Stuck, K.	Vice President and Controller	May 11, 2018
Taylor, J.	Vice President	May 16, 2018